Exhibit 99.1
NYSE: ONB
oldnational.com
FINANCIAL NEWS
November 1, 2010
OLD NATIONAL REPORTS THIRD QUARTER NET INCOME OF
$11.9 MILLION OR $.13 PER COMMON SHARE
•	Net income increases 196% over third quarter of 2009 and 13.0% over second quarter of 2010
•	Earnings per share of $.13 exceed analysts consensus estimates of $.11
•	Net interest margin increases to 3.42%
•	Board of directors declares cash dividend of $.07 per common share
Contacts:

Financial Community:	Media:
Lynell J. Walton – (812) 464-1366	Kathy A. Schoettlin – (812) 465-7269
Senior Vice President – Investor Relations	Executive Vice President – Communications
Evansville, Ind., November 1, 2010 – Old National Bancorp (NYSE: ONB) today announced third-quarter net income of $11.9 million, or $.13 per common share. These results compare favorably to the net income of $10.5 million, or $.12 per common share, reported in the second quarter of 2010, as well as the net income of $4.0 million, or $.06 per common share, reported in the third quarter of 2009.
Old National Bancorp’s Board of Directors also declared a common stock dividend of $.07 per share on the Company’s outstanding shares. The dividend is payable December 15, 2010, to shareholders of record December 1, 2010. For purposes of broker trading, the ex-date of the cash dividend is November 29, 2010.
“We are quite pleased with our third quarter results as they clearly demonstrate our strong focus on reducing noninterest expenses, maintaining strong capital ratios and holding credit metrics stable,” stated Bob Jones, President and CEO. “Also, our net interest margin improved despite continued soft loan demand. In addition, our announced acquisition of Monroe Bancorp on October 6 will position Old National with number one market share in one of the strongest geographies in the state of Indiana. We are working diligently to close on this partnership.”
Strategic Imperatives
Old National continues to be guided by three strategic imperatives that are critical in establishing the Company’s presence as a high-performing financial institution:
1. Strengthen the risk profile.
2. Enhance management discipline.
3. Achieve consistent quality earnings.

Strengthen the Risk Profile
Old National’s key credit trends are as follows:

($ in millions)	2006	2007	2008	2009	1Q10	2Q10	3Q10
Non-Performing Loans	$41.6	$40.8	$64.0	$67.0	$68.1	$68.9	$69.8
Problem Loans*	$153.2	$115.1	$180.1	$157.1	$160.5	$157.7	$170.9
Special Mention Loans	$119.8	$103.2	$124.9	$103.5	$104.9	$100.7	$75.0
Net Charge-Off Ratio	.38%	.44%	.87%	1.40%	.72%	.90%	.66%
Provision for Loan Losses	$7.0	$4.1	$51.5	$63.3	$9.3	$8.0	$6.4

*	Includes Non-Performing loans
The allowance for loan losses at September 30, 2010, was $72.1 million, or 1.95% of total loans. This compared to an allowance of $71.9 million, or 1.93% of total loans at June 30, 2010, and $69.6 million, or 1.72% of total loans, at September 30, 2009. The ratio of allowance to non-performing loans decreased slightly to 103% at September 30, 2010, compared to 104% at June 30, 2010.
Chief Credit Officer Daryl Moore noted, “Provision expense in the quarter fell to $6.4 million as a result of lower net loan losses in the period as well as a significant decline in Special Mention loans. While we did see an increase in total Problem (Classified) loans during the period, the nonperforming segment of this group of loans remained relatively unchanged.”
Enhance Management Discipline
Expense Management
The Company’s efforts to reduce noninterest expenses yielded positive results as Old National reported total noninterest expenses for the third quarter of 2010 at $76.1 million. These results represent decreases of $1.8 million and $7.9 million, respectively, when compared to total noninterest expenses of $77.9 million and $84.0 million reported for the second quarter of 2010 and the third quarter of 2009. Noninterest expenses for the third quarter of 2010 included a $1.3 million severance accrual and a $.9 million charge for the extinguishment of debt. The second quarter of 2010 included no severance accrual and a $1.4 million charge for the extinguishment of debt.
Capital Management
Old National’s already strong capital position continued to improve at September 30, 2010, with regulatory tier 1 and total risk-based capital ratios of 15.4% and 17.3%, respectively, compared to 15.1% and 17.0% at June 30, 2010, and 14.1% and 16.5% at September 30, 2009. The ratio of tangible common equity to tangible assets improved to 9.58% at September 30, 2010, from 9.03% at June 30, 2010, and 8.53% at September 30, 2009. Refer to Table 1 for Non-GAAP reconciliation of the tangible capital ratio. Chris Wolking, Chief Financial Officer, noted, “We believe it is important to maintain a strong capital position in the face of a continued weak economy. Our capital ratios continue to be at levels far above those required for well capitalized institutions, as displayed in the table below.”

	Well Capitalized	ONB at Sept. 30, 2010
Tier 1 Risk-Based Capital Ratio	≥ 6%	15.4%
Total Risk-Based Capital Ratio	≥ 10%	17.3%
Tier 1 Leverage Capital Ratio	≥ 5%	10.2%

Achieve Consistent Quality Earnings
Balance Sheet and Net Interest Margin
Old National’s total loan portfolio at September 30, 2010, totaled $3.707 billion, compared to $3.737 billion at June 30, 2010, a decline of $30.3 million. On average, total loans were $3.719 billion for the third quarter of 2010 compared to $3.725 billion for the second quarter of 2010. Old National did experience a $23.6 million increase in average commercial loans during the third quarter.
Total investments, including money market accounts, were $3.024 billion at September 30, 2010, a decrease of $166.5 million compared to $3.190 billion at June 30, 2010. Average total investments were $2.982 billion at September 30, 2010, compared to $3.168 billion at June 30, 2010. Securities gains for the third quarter (net of just $39 thousand of other-than-temporary impairment) totaled $3.2 million, compared to the second quarter when securities gains (net of $2.8 million of other-than-temporary-impairment) were $3.2 million. “In the second and third quarters this year we prepaid $74 million of debt while incurring debt termination costs of $2.3 million and had $50 million of debt mature,” continued Wolking. “This contributed to our ability to reduce the average investment portfolio, which declined $186 million from June 30, 2010. Reducing both debt and the investment portfolio is consistent with our objective of reducing leverage and minimizing our exposure to rising interest rates.”
At September 30, 2010, total core deposits, including demand and interest-bearing deposits, totaled $5.419 billion, a decrease of $182.2 million from the $5.601 billion at June 30, 2010. Noninterest-bearing demand deposits did increase $97.2 million during the third quarter while all other categories of deposits either declined or remained relatively flat. On average, total core deposits declined $122.1 million from the second quarter to the third quarter of 2010.
Old National reported net interest income of $54.2 million for the third quarter of 2010 compared to $55.2 million in the second quarter of 2010 and $56.4 million for the third quarter of 2009. Net interest income on a fully taxable equivalent basis was $57.3 million for the third quarter of 2010 and represented a net interest margin on total average earning assets of 3.42%. This compares to net interest income on a fully taxable equivalent basis of $58.6 million and a margin of 3.40% in the second quarter of 2010 and net interest income on a fully taxable equivalent basis of $61.7 million and a margin of 3.51% for the third quarter of 2009.
Fees, Service Charges and Other Revenue
Total fees, service charges and other revenue were $38.4 million for the third quarter of 2010, a decrease of $.9 million from the $39.3 million reported in the second quarter of 2010 and a decrease of $1.2 million from the $39.6 million reported in the third quarter of 2009. A decline in service charges on deposit accounts was the primary driver for the variances to both prior periods.

About Old National
Old National Bancorp, which celebrated its 175th anniversary in 2009, is the largest financial services holding company headquartered in Indiana and, with $7.5 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial data, please visit the Investor Relations section of the Company’s website at oldnational.com.
Additional Information for Shareholders
In connection with the proposed merger, Old National Bancorp has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 that includes a Proxy Statement of Monroe Bancorp and a Prospectus of Old National, as well as other relevant documents concerning the proposed transaction. A definitive Proxy Statement/Prospectus will be mailed to shareholders of Monroe Bancorp after the Registration Statement is declared effective. The Registration Statement has not yet become effective. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Old National and Monroe, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Old National at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information” or from Monroe by accessing Monroe’s website at www.monroebank.com under the tab “Shareholder Relations” and then under the heading “Financial Reports.”
Old National and Monroe and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Monroe in connection with the proposed merger. Information about the directors and executive officers of Old National is set forth in the proxy statement for Old National’s 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 19, 2010. Information about the directors and executive officers of Monroe is set forth in the proxy statement for Monroe’s 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 29, 2010. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.
Conference Call
Old National will hold a conference call at 10:00 a.m. Central on Monday, November 1, 2010, to discuss third-quarter 2010 financial results, strategic developments, and the Company’s outlook for 2010. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central on November 1 through November 15. To access the replay, dial 1-800-642-1687, conference code 17766785.
Use of Non-GAAP Financial Measures
This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on the Investor Relations section of Old National’s website at www.oldnational.com.

Forward-Looking Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations), ability of Old National to execute its business plan (including the proposed acquisition of Monroe Bancorp), changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of Old National’s internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.
Table 1: Non-GAAP Reconciliation-Tangible Equity to Tangible Assets

(end of period balances — $ in millions)	September 30, 2010	June 30, 2010
Total Shareholders’ Equity	$895.7	$874.7
Deduct: Goodwill and Intangible Assets	(195.6)	(197.1)
Tangible Shareholders’ Equity	$700.1	$677.7
Total Assets	$7,506.1	$7,701.1
Add: Trust Overdrafts	.1	.1
Deduct: Goodwill and Intangible Assets	(195.6)	(197.1)
Tangible Assets	$7,310.6	$7,504.1
Tangible Equity to Tangible Assets	9.58%	9.03%

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	September 30,	June 30,
(FTE) Fully taxable equivalent basis.	2010	2010	Change	% Change
Income Data:
Net Interest Income	$54,168	$55,154	$(986)	(1.8)%
Taxable Equivalent Adjustment	3,154	3,470	(316)	(9.1)
Net Interest Income (FTE)	57,322	58,624	(1,302)	(2.2)
Fees, Service Charges and Other Revenues	38,367	39,335	(968)	(2.5)
Securities Gains (Losses) (a)	3,242	3,244	(2)	(.1)
Derivative Gains (Losses)	370	395	(25)	(6.3)
Total Revenue (FTE)	99,301	101,598	(2,297)	(2.3)
Provision for Loan Losses	6,400	8,000	(1,600)	(20.0)
Noninterest Expense	76,102	77,871	(1,769)	(2.3)
Income before Taxes	16,799	15,727	1,072	6.8
Provision for Taxes (FTE)	4,903	5,204	(301)	(5.8)
Net Income	11,896	10,523	1,373	13.0

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.13	.12	.01	8.3
Average Diluted Shares Outstanding	86,931	86,911	20	—
Book Value	10.27	10.03	.24	2.4
Stock Price	10.50	10.36	.14	1.4

Performance Ratios:
Return on Average Assets	.64%	.55%	.09%	16.4
Return on Average Common Equity (c)	5.40	4.91	.49	10.0
Net Interest Margin (FTE)	3.42	3.40	.02	.6
Other Expense to Revenue (Efficiency Ratio)	76.64	76.65	(.01)	—
Net Charge-offs to Average Loans (d)	.66	.90	(.24)	(26.7)
Reserve for Loan Losses to Ending Loans	1.95	1.93	.02	1.0
Non-Performing Loans to Ending Loans (d)	1.89	1.85	.04	2.2

Balance Sheet:
Average Assets	$7,465,989	$7,671,155	$(205,166)	(2.7)
End of Period Balances:
Assets	7,506,114	7,701,064	(194,950)	(2.5)
Investments	2,980,729	2,882,625	98,104	3.4
Money Market Investments (e)	43,102	307,672	(264,570)	(86.0)
Commercial Loans and Leases	1,266,893	1,292,841	(25,948)	(2.0)
Finance Leases Held for Sale	—	—	—	—
Commercial Real Estate Loans	981,524	1,002,463	(20,939)	(2.1)
Consumer Loans	971,756	1,007,961	(36,205)	(3.6)
Residential Real Estate Loans	482,967	427,838	55,129	12.9
Residential Real Estate Loans Held for Sale	3,512	5,836	(2,324)	(39.8)
Earning Assets	6,730,483	6,927,236	(196,753)	(2.8)
Core Deposits (Excluding Brokered CDs)	5,419,159	5,601,432	(182,273)	(3.3)
Borrowed Funds (Including Brokered CDs)	966,321	981,475	(15,154)	(1.5)
Common Shareholders’ Equity	895,684	874,733	20,951	2.4

(a)	Includes $39 and $2,764, respectively, for other-than-temporary impairment in third quarter 2010 and second quarter 2010.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $881,044 and $857,186, respectively, for September 30, 2010 and June 30, 2010.

(d)	Excludes residential loans held for sale and finance leases held for sale.

(e)	Includes money market investments and Federal Reserve interest earning accounts.

N/M	= Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	September 30
(FTE) Fully taxable equivalent basis.	2010	2009	Change	% Change
Income Data:
Net Interest Income	$54,168	$56,411	$(2,243)	(4.0)%
Taxable Equivalent Adjustment	3,154	5,272	(2,118)	(40.2)
Net Interest Income (FTE)	57,322	61,683	(4,361)	(7.1)
Fees, Service Charges and Other Revenues	38,367	39,638	(1,271)	(3.2)
Securities Gains (Losses) (a)	3,242	40	3,202	N/M
Derivative Gains (Losses)	370	(675)	1,045	N/M
Total Revenue (FTE)	99,301	100,686	(1,385)	(1.4)
Provision for Loan Losses	6,400	12,191	(5,791)	(47.5)
Noninterest Expense	76,102	83,966	(7,864)	(9.4)
Income before Taxes	16,799	4,529	12,270	270.9
Provision for Taxes (FTE)	4,903	512	4,391	N/M
Net Income	11,896	4,017	7,879	196.1

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.13	.06	.07	116.7
Average Diluted Shares Outstanding	86,931	66,706	20,225	30.3
Book Value	10.27	9.93	.34	3.4
Stock Price	10.50	11.20	(.70)	(6.2)

Performance Ratios:
Return on Average Assets	.64%	.21%	.43%	204.8
Return on Average Common Equity (c)	5.40	2.53	2.87	113.4
Net Interest Margin (FTE)	3.42	3.51	(.09)	(2.6)
Other Expense to Revenue (Efficiency Ratio)	76.64	83.39	(6.75)	(8.1)
Net Charge-offs to Average Loans (d)	.66	1.25	(.59)	(47.2)
Reserve for Loan Losses to Ending Loans	1.95	1.72	.23	13.4
Non-Performing Loans to Ending Loans (d)	1.89	1.83	.06	3.3

Balance Sheet:
Average Assets	$7,465,989	$7,832,926	$(366,937)	(4.7)
End of Period Balances:
Assets	7,506,114	7,973,492	(467,378)	(5.9)
Investments	2,980,729	2,960,443	20,286	.7
Money Market Investments (e)	43,102	110,753	(67,651)	(61.1)
Commercial Loans and Leases	1,266,893	1,396,997	(130,104)	(9.3)
Finance Leases Held for Sale	—	58,394	(58,394)	(100.0)
Commercial Real Estate Loans	981,524	1,091,494	(109,970)	(10.1)
Consumer Loans	971,756	1,125,509	(153,753)	(13.7)
Residential Real Estate Loans	482,967	421,666	61,301	14.5
Residential Real Estate Loans Held for Sale	3,512	11,365	(7,853)	(69.1)
Earning Assets	6,730,483	7,176,621	(446,138)	(6.2)
Core Deposits (Excluding Brokered CDs)	5,419,159	5,624,408	(205,249)	(3.6)
Borrowed Funds (Including Brokered CDs)	966,321	1,204,634	(238,313)	(19.8)
Common Shareholders’ Equity	895,684	865,413	30,271	3.5

(a)	Includes $39 and $5,062, respectively, for other-than-temporary impairment in third quarter 2010 and third quarter 2009.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $881,044 and $635,631, respectively, for 2010 and 2009.

(d)	Excludes residential loans held for sale and finance leases held for sale.

(e)	Includes money market investments and Federal Reserve interest earning accounts.

N/M	= Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights

	Nine-Months Ended
($ in thousands except per-share data)	September 30
(FTE) Fully taxable equivalent basis.	2010	2009	Change	% Change
Income Data:
Net Interest Income	$164,439	$176,376	$(11,937)	(6.8)
Taxable Equivalent Adjustment	10,335	16,695	(6,360)	(38.1)
Net Interest Income (FTE)	174,774	193,071	(18,297)	(9.5)
Fees, Service Charges and Other Revenues	117,075	120,863	(3,788)	(3.1)
Securities Gains (Losses) (a)	9,484	5,657	3,827	67.7
Derivative Gains (Losses)	1,386	324	1,062	N/M
Total Revenue (FTE)	302,719	319,915	(17,196)	(5.4)
Provision for Loan Losses	23,681	41,459	(17,778)	(42.9)
Noninterest Expense	231,033	248,181	(17,148)	(6.9)
Income before Taxes	48,005	30,275	17,730	58.6
Provision for Taxes (FTE)	15,517	7,218	8,299	115.0
Net Income	32,488	23,057	9,431	40.9
Preferred Stock Dividends & Amortization	—	(3,892)	3,892	100.0
Net Income Attributable to Common Shareholders	32,488	19,165	13,323	69.5

Per Common Share Data: (Diluted) (b)
Net Income Attributable to Common Shareholders	.37	.29	.08	27.6
Average Diluted Shares Outstanding	86,890	66,173	20,717	31.3
Book Value	10.27	9.93	.34	3.4
Stock Price	10.50	11.20	(.70)	(6.2)

Performance Ratios:
Return on Average Assets	.57%	.38%	.19%	50.0
Return on Average Common Equity (c)	5.02	4.00	1.02	25.5
Net Interest Margin (FTE)	3.38	3.57	(.19)	(5.3)
Other Expense to Revenue (Efficiency Ratio)	76.32	77.58	(1.26)	(1.6)
Net Charge-offs to Average Loans (d)	.76	1.17	(.41)	(35.0)
Reserve for Loan Losses to Ending Loans	1.95	1.72	.23	13.4
Non-Performing Loans to Ending Loans (d)	1.89	1.83	.06	3.3

Balance Sheet:
Average Assets	$7,662,365	$7,989,415	$(327,050)	(4.1)
End of Period Balances:
Assets	7,506,114	7,973,492	(467,378)	(5.9)
Investments	2,980,729	2,960,443	20,286	.7
Money Market Investments (e)	43,102	110,753	(67,651)	(61.1)
Commercial Loans and Leases	1,266,893	1,396,997	(130,104)	(9.3)
Finance Leases Held for Sale	—	58,394	(58,394)	(100.0)
Commercial Real Estate Loans	981,524	1,091,494	(109,970)	(10.1)
Consumer Loans	971,756	1,125,509	(153,753)	(13.7)
Residential Real Estate Loans	482,967	421,666	61,301	14.5
Residential Real Estate Loans Held for Sale	3,512	11,365	(7,853)	(69.1)
Earning Assets	6,730,483	7,176,621	(446,138)	(6.2)
Core Deposits (Excluding Brokered CDs)	5,419,159	5,624,408	(205,249)	(3.6)
Borrowed Funds (Including Brokered CDs)	966,321	1,204,634	(238,313)	(19.8)
Common Shareholders’ Equity	895,684	865,413	30,271	3.5

(a)	Includes $3,308 and $15,317, respectively, for other-than-temporary impairment in 2010 and 2009.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $862,390 and $639,292, respectively, for 2010 and 2009.

(d)	Excludes residential loans held for sale and finance leases held for sale.

(e)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.